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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 22, 1999 (except for the first paragraph of Note 1 --Organization as to which the date is May 5, 1999) in Amendment No. 1 to the Registration Statement (Form S-1 No 333-88751) and related Prospectus of Media Metrix, Inc. for the registration of 3,000,000 shares of its common stock.


                                          /s/ Ernst & Young LLP


New York, New York
October 25, 1999